Exhibit 99.1

FOR IMMEDIATE RELEASE Investor Contact: Soohwan Kim, CFA (858) 503-3368 ir@maxwell.com

Maxwell Reports First Quarter 2017 Results
Provides Business Outlook for Second Quarter 2017
Note: A webcast of Maxwell's conference call will be available at 5:00 p.m. EDT today at http://investors.maxwell.com.
SAN DIEGO - May 9, 2017 - Maxwell Technologies, Inc. (NASDAQ: MXWL) today reported operational and financial results for the three months ended March 31, 2017. Total revenues for the first quarter of 2017 were $26.7 million, compared with $26.4 million for the fourth quarter of 2016 and $35.2 million for the prior year quarter. Net loss for the first quarter of 2016 was $10.4 million, compared with a net loss of $12.2 million for the fourth quarter of 2016 and a net loss of $6.8 million for the prior year quarter. The Company reported $(3.9) million of adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the first quarter of 2017, compared with $(3.9) million for the fourth quarter of 2016 and $(1.3) million for the prior year quarter. Non-GAAP net loss for the first quarter of 2017 was $7.4 million, compared with a non-GAAP net loss of $7.5 million for the fourth quarter of 2016 and $4.3 million for the prior year quarter. Non-GAAP financial measures are described and defined later in this release.

"We came in favorably on all fronts versus our previous guidance, coming in at the top end of the range for revenue and gross margin and the bottom end of the range on operating expense," said Dr. Franz Fink, Maxwell's President and Chief Executive Officer. "Additionally, we recently achieved two important milestones. We closed the acquisition of the Nesscap Energy business and our team is working diligently on the integration. We also announced the signing of a highly strategic partnership with SDIC that we believe will enable better access to key China battery companies and will significantly strengthen our balance sheet, allowing us to further invest in strategic development programs such as our revolutionary dry battery electrode technology. The Maxwell team has been working diligently to put the pieces of our strategy in place and now our focus turns to executing on that strategy to ultimately drive long-term, profitable growth and shareholder value. Looking to Q2, we are experiencing increased demand for our products, especially in the China wind market, and we are forecasting strong quarter over quarter revenue growth in the 30% range."

Strategic Business & Operational Highlights

•
Completed the acquisition of substantially all of the assets and business, including the operating entities, of Nesscap Energy, Inc. pursuant to the arrangement agreement that was announced on February 28, 2017.

Maxwell Reports First Quarter 2017 Results	Page 2 of 14

Maxwell issued approximately 4.1 million shares and assumed ordinary course liabilities of the business in consideration for the purchase of the Nesscap business. As a market leader in innovative small cell format ultracapacitor products and technologies, the Nesscap business includes research, development and manufacturing of energy storage and power delivery solutions with operations in Korea, Germany, and China. The key benefits of the transaction include expanded and solidified opportunities in the Wind, Automotive, and Industrials Markets that are expected to accelerate top-line growth, diversify revenue, accelerate innovation, and reduce product time to market with an expanded portfolio, improved cost competitiveness through manufacturing efficiencies, and financial results that are expected to be accretive to Maxwell’s non-GAAP earnings per share in Q2 and contribute positive adjusted EBITDA in 2017.

•
Signed a strategic equity investment agreement with China’s SDIC Fund Management Co., Ltd. Following the closing of the transaction, expected in the third quarter of 2017, SDIC Fund Management’s ownership stake in Maxwell’s common stock is anticipated to represent approximately 19.9% of Maxwell’s total issued and outstanding shares of common stock on a pre-issuance basis. The investment is expected to bring approximately $46.6 million in cash to Maxwell before transaction costs. The closing of the transaction is subject to usual and customary conditions and is subject to approval by the Committee on Foreign Investment in the United States (“CFIUS”) and, if required, relevant Chinese governmental authorities. The partnership is expected to enhance Maxwell's access to China’s largest automotive battery companies through SDIC Fund Management’s investments in two leading Chinese battery companies and to deepen Maxwell’s existing China localization strategy in one of the largest and fastest growing energy storage markets for transportation and grid. Additionally, it is expected to significantly strengthen Maxwell’s balance sheet, providing the opportunity for solid investment in strategic technology development programs.

Maxwell Reports First Quarter 2017 Results	Page 3 of 14

Financial Results and Operating Metrics (1)
(Unaudited; in thousands, except for per share amounts)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Total revenue	$26,686	$26,400	$35,203
Ultracapacitor revenue	$14,234	$12,730	$23,520
High-Voltage revenue	$12,452	$13,670	$8,177
Microelectronics revenue	$—	$—	$3,506
Gross margin	23.2%	21.6%	27.4%
Non-GAAP gross margin	23.9%	22.4%	28.4%
Loss from operations	$(9,032)	$(9,895)	$(6,240)
Non-GAAP loss from operations	$(6,042)	$(6,381)	$(3,721)
Net loss	$(10,399)	$(12,169)	$(6,848)
Net loss per share
Basic and diluted	$(0.32)	$(0.38)	$(0.22)
Adjusted EBITDA	$(3,894)	$(3,926)	$(1,259)
Non-GAAP net loss	$(7,409)	$(7,451)	$(4,329)
Non-GAAP net loss per share
Basic and diluted	$(0.23)	$(0.23)	$(0.14)
Net cash used in operating activities	$(3,825)	$(374)	$(1,594)
Cash purchases of property and equipment	$945	$1,267	$2,238
Cash, cash equivalents and restricted cash	$20,894	$25,359	$21,989

(1) For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included at the end of this release.
Discussion of Financial and Operational Results for the Quarter
Revenue and Gross Margin

•
Total revenue for the first quarter of 2017 was $26.7 million, compared with $26.4 million for the fourth quarter of 2016, driven by higher sequential Ultracapacitor revenue, mainly in the Wind market, somewhat offset by lower High Voltage revenue. Ultracapacitor revenue for the first quarter of 2017 was $14.2 million, compared with $12.7 million for the fourth quarter of 2016. High-voltage revenue was $12.5 million for the first quarter of 2017, compared with $13.7 million for the fourth quarter of 2016.

•	Gross margin for the first quarter of 2016 was 23.2% compared with 21.6% in the fourth quarter of 2016, driven by a favorable product mix and slightly improved factory utilization.

•	Non-GAAP gross margin for the first quarter of 2016 was 23.9% compared with 22.4% in the fourth quarter of 2016.

Maxwell Reports First Quarter 2017 Results	Page 4 of 14

Operating Expense, Net Loss & Adjusted EBITDA

•
Operating expense for the first quarter of 2017 was $15.2 million, compared with $15.6 million for the fourth quarter of 2016. The quarter-over-quarter decrease was driven primarily by the fixed asset impairment taken in Q4 offset by restructuring costs as well as lower acquisition related costs.

•
Non-GAAP operating expense for the first quarter of 2017 was $12.4 million compared with $12.3 million for the fourth quarter of 2016 and excludes stock-based compensation, restructuring costs, acquisition related expenses and other non-recurring legal costs.

•	Net loss for the first quarter of 2017 was $10.4 million, or $(0.32) per share, compared with a net loss of $12.2 million, or $(0.38) per share, for the fourth quarter of 2016.

•	Non-GAAP net loss for the first quarter of 2017 was $7.4 million compared with a non-GAAP net loss of $7.5 million for the fourth quarter of 2016.

•	Adjusted EBITDA for the first quarter of 2017 was $(3.9) million, which was unchanged from the fourth quarter of 2016.
Capital Expenditures

•
Capital expenditures during the first quarter of 2017 were $0.9 million, compared with $1.3 million for the fourth quarter of 2016. Capital expenditures in the first quarter were primarily related to production and test improvements as well as new technology and research and development activities.

Business Outlook
The following outlook includes Nesscap beginning May 1, 2017.

•	Total revenue for the second quarter of 2017 is expected to be in the range of $34 million to $37 million.

•	Gross margin for the second quarter of 2017 is expected to be 21.6%, plus or minus 200 basis points.

•	Non-GAAP gross margin for the second quarter of 2017 is expected to be 23%, plus or minus 200 basis points.

•	GAAP operating expense for the second quarter of 2017 is expected to be in the range of $16.6 million to $17.0 million.

•	Non-GAAP operating expense for the second quarter of 2017 is expected to be in the range of $12.6 million to $13.0 million.

Maxwell Reports First Quarter 2017 Results	Page 5 of 14

The Company has reconciled expected GAAP and non-GAAP gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share at the midpoint of expectations. However, the Company is not able to estimate additional potentially excluded and reconciling amounts due to the substantial uncertainties involved. The effect of these excluded items may be significant. The reconciliation of GAAP and non-GAAP second quarter outlook is as follows (in millions, except for percentages and per share data):

	Projected at Midpoint of Guidance		Projected at Midpoint of Guidance
	Three Months Ended		Three Months Ended
	June 30, 2017		June 30, 2017
Gross Margin Reconciliation:		Total Operating Expenses Reconciliation:
GAAP gross margin	21.6%	GAAP total operating expenses	$16.8
Stock-based compensation expense	0.6%	Stock-based compensation expense	1.9
Acquisition related expense (1)	0.8%	Acquisition related expense (1)	1.6
Non-GAAP gross margin	23.0%	Shareholder proxy advisement fees	0.2
		Strategic equity investment expense	0.2
Net Loss Reconciliation:		Legal costs for SEC and FCPA matters	0.1
GAAP net loss	$(10.4)	Non-GAAP total operating expenses	$12.8
Stock-based compensation expense	2.1
Acquisition related expense (1)	1.9	Adjusted EBITDA Reconciliation:
Shareholder proxy advisement fees	0.2	GAAP net loss	$(10.4)
Strategic equity investment expense	0.2	Interest, taxes, depreciation	3.8
Legal costs for SEC and FCPA matters	0.1	EBITDA	(6.6)
Non-GAAP net loss	$(5.9)	Stock-based compensation expense	2.1
		Acquisition related expense (1)	1.9
Net Loss per Share Reconciliation:		Shareholder proxy advisement fees	0.2
GAAP net loss per diluted share	$(0.29)	Strategic equity investment expense	0.2
Expenses excluded from GAAP	0.12	Legal costs for SEC and FCPA matters	0.1
Non-GAAP net loss per diluted share	$(0.17)	Adjusted EBITDA	$(2.1)

___________________
(1)    Acquisition related expense is partially related to operating expenses and partially related to cost of revenue.
Webcast Information
As previously announced, Maxwell management will host a live webcast at approximately 5:00 p.m. EDT / 2:00 p.m. PDT today to discuss these results. Other forward-looking and material information may also be discussed during this call.
The call may be accessed by dialing toll-free, (877) 201-0168 from the U.S. or (647) 788-4901 for international callers, and entering the conference ID, MAXWELL.
More information about this event including a live webcast and other supporting materials may be accessed by visiting http://investors.maxwell.com.
A replay of the conference call will be available for a limited time by visiting http://investors.maxwell.com.

Maxwell Reports First Quarter 2017 Results	Page 6 of 14

About Maxwell
Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. For more information, visit www.maxwell.com.
Notes Regarding Non-GAAP Financial Measures
The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. Information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Item 10 of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), is a numerical measure of a company's financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, which are included in the most directly comparable measure calculated and presented in accordance with GAAP in the condensed consolidated balance sheets, condensed consolidated statements of comprehensive income or condensed consolidated statements of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, which are excluded from the most directly comparable measure so calculated and presented.
The Company uses the following non-GAAP financial measures in this release, in its earnings conference call and in its on-going evaluation of the business: (a) non-GAAP gross profit; (b) non-GAAP operating expense; (c) non-GAAP income (loss) from operations; (d) EBITDA; (e) adjusted EBITDA; (f) non-GAAP net income (loss); (g) non-GAAP net income (loss) per diluted share and (h) non-GAAP gross margin.
The definitions of non-GAAP financial measures used in this news release are presented below:

•	Non-GAAP gross margin and Non-GAAP gross profit exclude the effect of stock-based compensation, accelerated depreciation and acquisition related expense.

•
Non-GAAP operating expense excludes the effect of stock-based compensation, restructuring and related costs, impairment of assets, acquisition related expense, shareholder proxy advisement fees, strategic equity investment expense and legal costs for SEC and FCPA matters.

•
Non-GAAP loss from operations excludes the effect of accelerated depreciation, stock-based compensation, restructuring and related costs, impairment of assets, acquisition related expense, shareholder proxy advisement fees, strategic equity investment expense and legal costs for SEC and FCPA matters.

•
Adjusted EBITDA excludes the effect of foreign currency exchange (gain) loss, other (income) loss, stock-based compensation, restructuring and related costs, impairment of assets, acquisition related expense, shareholder proxy advisement fees, strategic equity investment expense and legal costs for SEC and FCPA matters.

•
Non-GAAP net loss and non-GAAP net loss per share exclude the effect of accelerated depreciation, stock-based compensation, restructuring and related costs, impairment of assets, acquisition related expense, shareholder proxy advisement fees, strategic equity investment expense, legal costs for SEC and FCPA matters and the tax impact of potential cash repatriation.

Maxwell Reports First Quarter 2017 Results	Page 7 of 14

The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations.
In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash items, non-recurring items and items unrelated to ongoing operating results have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provides consistency and comparability with its past reports of financial results. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
The Company's non-GAAP financial measures included in this news release exclude the following non-cash items, non-recurring items or items unrelated to its ongoing operating results, as applicable:

•
Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units, employee stock purchase plan awards and bonuses expected to be settled with the Company's fully vested common stock.

•	Tax impact of potential cash repatriation consists of non-cash charges associated with a portion of the unremitted earnings of a foreign subsidiary that may be repatriated to the U.S.

•
Restructuring and related costs represent restructuring and exit costs incurred in connection with the Company's restructuring plans, disposition transaction costs consisting of legal fees and other expenses incurred in connection with the sale of the microelectronics product line and executive transition costs representing recruiting and other expenses incurred in relation to the resignation and hiring of certain executive officers.

•	Accelerated depreciation charges represent the adjustment of the remaining useful life for certain manufacturing equipment in connection with the Company's restructuring plan.

•	Impairment of assets represents impairment of the net book value of machinery no longer forecasted to be used for its remaining useful life.

•
Acquisition related expense represents costs incurred in connection with the Company's acquisition of the operating subsidiaries of Nesscap Energy, Inc. which include both operating expenses and the adjustment to fair value of acquired inventory recorded in cost of revenue.

•	Shareholder proxy advisement fees represent external advisor expenses incurred in connection with preparing for the Company's 2016 and 2017 shareholder proxy and annual meeting.

•	Strategic equity investment expense represents legal and other professional fees incurred in connection with the Company's strategic equity investment agreement with SDIC Fund Management Co., Ltd.

•
Legal costs for the FCPA and SEC matters represent external legal expenses related to the U.S. Securities and Exchange Commission's investigation of the facts and circumstances surrounding the restatement of the Company's financial statements for the fiscal years 2011 and 2012, as well as for ongoing legal matters related to previous Foreign Corrupt Practices Act (FCPA) violations.

Maxwell Reports First Quarter 2017 Results	Page 8 of 14

Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included toward the end of this release.
Forward-Looking Statements
Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•
Dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidy programs which could be reduced, modified or discontinued in the future;

•	Uncertainties related to the global geopolitical landscape and the recent elections in the United States;

•	Risks related to acquisitions and potential for unsuccessful integration of acquired businesses;

•	Risk that our restructuring efforts may not be successful and that we may not be able to realize the anticipated cost savings and other benefits;

•	Our ability to obtain sufficient capital to meet our operating or other needs;

•	Downward pressures on product pricing from increased competition and shifts in sales mix with respect to low margin and high margin business;

•	Our ability to manage and minimize the impact of unfavorable legal proceedings;

•	Risk that activist stockholders attempt to effect changes to our company which could adversely affect our corporate governance;

•
Risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions;

•	Dependence upon the sale of products into Asia and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•	Our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•	Successful acquisition, development and retention of key personnel;

•	Our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	Our ability to manage product quality problems;

•	Our ability to protect our intellectual property rights and to defend claims against us;

•	Our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	Occurrence of a catastrophic event at any of our facilities;

Maxwell Reports First Quarter 2017 Results	Page 9 of 14

•	Occurrence of a technology systems failure, network disruption, or breach in data security; and

•	Our ability to match production volume to actual customer demand.
For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell's investor relations department at (858) 503-3368, or at our investor relations website: investors.maxwell.com. All information in this release is as of May 9, 2017. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.
Investor Contact: Soohwan Kim, CFA, The Blueshirt Group, +1 (858) 503-3368, ir@maxwell.com
Media Contact: Sylvie Tse, Metis Communications, +1 (617) 236-0500, maxwell@metiscomm.com

Maxwell Reports First Quarter 2017 Results	Page 10 of 14

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Revenue	$26,686	$26,400	$35,203
Cost of revenue	20,495	20,692	25,550
Gross profit	6,191	5,708	9,653
Operating expenses:
Selling, general and administrative	9,540	9,586	10,098
Research and development	4,686	4,783	5,607
Restructuring and exit costs	997	—	188
Impairment of assets	—	1,234	—
Total operating expenses	15,223	15,603	15,893
Loss from operations	(9,032)	(9,895)	(6,240)
Interest expense, net	63	69	70
Other (income) expense	(1)	3	(84)
Foreign currency exchange (gain) loss, net	97	(36)	139
Loss before income taxes	(9,191)	(9,931)	(6,365)
Income tax provision	1,208	2,238	483
Net loss	$(10,399)	$(12,169)	$(6,848)
Net loss per common share:
Basic and diluted	$(0.32)	$(0.38)	$(0.22)
Weighted average common shares outstanding:
Basic and diluted	32,197	31,995	31,650

Maxwell Reports First Quarter 2017 Results	Page 11 of 14

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$20,894	$25,359
Trade and other accounts receivable, net	24,053	20,441
Inventories, net	30,416	32,248
Prepaid expenses and other current assets	4,876	4,407
Total current assets	80,239	82,455
Property and equipment, net	24,721	26,120
Goodwill	23,170	22,799
Pension asset	9,154	8,887
Other non-current assets	617	613
Total assets	$137,901	$140,874

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$20,633	$19,181
Accrued employee compensation	6,173	6,152
Deferred revenue and customer deposits	6,489	3,967
Short-term borrowings and current portion of long-term debt	41	40
Total current liabilities	33,336	29,340
Deferred tax liability, long-term	8,448	8,580
Long-term debt, excluding current portion	34	43
Other long-term liabilities	2,008	2,089
Total liabilities	43,826	40,052
Stockholders' equity:
Common stock, $0.10 par value per share, 80,000 shares authorized at March 31, 2017 and December 31, 2016; 32,541 and 32,135 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	3,251	3,210
Additional paid-in capital	298,586	296,316
Accumulated deficit	(214,503)	(204,104)
Accumulated other comprehensive income	6,741	5,400
Total stockholders' equity	94,075	100,822
Total liabilities and stockholders' equity	$137,901	$140,874

Maxwell Reports First Quarter 2017 Results	Page 12 of 14

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
OPERATING ACTIVITIES:
Net loss	$(10,399)	$(12,169)	$(6,848)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,148	2,455	2,587
Pension cost	86	156	157
Stock-based compensation expense	1,538	1,605	1,203
Gain on sale of property and equipment	—	—	(84)
Impairment of property and equipment	—	1,234	—
Unrealized loss on foreign currency exchange rates	26	18	57
Provision for (release of) allowance on accounts receivable	—	(162)	51
Provision for (recovery of) losses on inventory	17	171	(10)
Provision for (release of) warranties	189	(61)	139
Changes in operating assets and liabilities:
Trade and other accounts receivable	(3,432)	(66)	13,076
Inventories	1,922	2,253	(1,376)
Prepaid expenses and other assets	(453)	916	132
Pension asset	(155)	(143)	(139)
Accounts payable and accrued liabilities	1,571	1,820	(10,563)
Deferred revenue and customer deposits	2,626	619	304
Accrued employee compensation	785	(516)	(192)
Deferred tax liability	(209)	1,844	81
Other long-term liabilities	(85)	(348)	(169)
Net cash used in operating activities	(3,825)	(374)	(1,594)
INVESTING ACTIVITIES:
Purchases of property and equipment	(945)	(1,267)	(2,238)
Proceeds from sale of property and equipment	—	—	84
Net cash used in investing activities	(945)	(1,267)	(2,154)
FINANCING ACTIVITIES:
Principal payments on long-term debt and short-term borrowings	(10)	(12)	(11)
Proceeds from issuance of common stock under equity compensation plans	—	223	346
Net cash provided by (used in) financing activities	(10)	211	335
Effect of exchange rate changes on cash, cash equivalents and restricted cash	315	(1,113)	620
Decrease in cash, cash equivalents and restricted cash	(4,465)	(2,543)	(2,793)
Cash, cash equivalents and restricted cash, beginning of period	25,359	27,902	24,782
Cash, cash equivalents and restricted cash, end of period	$20,894	$25,359	$21,989

Maxwell Reports First Quarter 2017 Results	Page 13 of 14

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Gross Margin Reconciliation:
GAAP gross margin	23.2%	21.6%	27.4%
Stock-based compensation expense	0.7%	0.8%	0.7%
Accelerated depreciation	—%	—%	0.3%
Non-GAAP gross margin	23.9%	22.4%	28.4%
Gross Profit Reconciliation:
GAAP gross profit	$6,191	$5,708	$9,653
Stock-based compensation expense	193	211	235
Accelerated depreciation	—	—	125
Non-GAAP gross profit	$6,384	$5,919	$10,013
Total Operating Expenses Reconciliation:
GAAP total operating expenses	$15,223	$15,603	$15,893
Stock-based compensation expense	(1,345)	(1,394)	(968)
Restructuring and related costs	(997)	—	(574)
Impairment of assets	—	(1,234)	—
Acquisition related expense	(275)	(675)	—
Shareholder proxy advisement fees	(59)	—	(314)
Legal costs for SEC and FCPA matters	(121)	—	(303)
Non-GAAP operating expenses	$12,426	$12,300	$13,734
Loss from Operations Reconciliation:
GAAP loss from operations	$(9,032)	$(9,895)	$(6,240)
Stock-based compensation expense	1,538	1,605	1,203
Restructuring and related costs	997	—	574
Accelerated depreciation	—	—	125
Impairment of assets	—	1,234	—
Acquisition related expense	275	675	—
Shareholder proxy advisement fees	59	—	314
Legal costs for SEC and FCPA matters	121	—	303
Non-GAAP loss from operations	$(6,042)	$(6,381)	$(3,721)
Adjusted EBITDA Reconciliation:
GAAP net loss	$(10,399)	$(12,169)	$(6,848)
Interest expense, net	63	69	70
Income tax provision	1,208	2,238	483
Depreciation	2,148	2,455	2,587
EBITDA	(6,980)	(7,407)	(3,708)
Foreign currency exchange (gain) loss, net	97	(36)	139
Other (income) loss	(1)	3	(84)
Stock-based compensation expense	1,538	1,605	1,203
Restructuring and related costs	997	—	574
Impairment of assets	—	1,234	—
Acquisition related expense	275	675	—
Shareholder proxy advisement fees	59	—	314
Legal costs for SEC and FCPA matters	121	—	303
Adjusted EBITDA	$(3,894)	$(3,926)	$(1,259)

Maxwell Reports First Quarter 2017 Results	Page 14 of 14

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net Loss Reconciliation:
GAAP net loss	$(10,399)	$(12,169)	$(6,848)
Stock-based compensation expense	1,538	1,605	1,203
Tax impact of potential cash repatriation	—	1,204	—
Restructuring and related costs	997	—	574
Accelerated depreciation	—	—	125
Impairment of assets	—	1,234	—
Acquisition related expense	275	675	—
Shareholder proxy advisement fees	59	—	314
Legal costs for SEC and FCPA matters	121	—	303
Non-GAAP net loss	$(7,409)	$(7,451)	$(4,329)
Net Loss per Diluted Share Reconciliation:
GAAP net loss per diluted share	$(0.32)	$(0.38)	$(0.22)
Stock-based compensation expense	0.05	0.05	0.04
Tax impact of potential cash repatriation	—	0.04	—
Restructuring and related costs	0.03	—	0.02
Accelerated depreciation	—	—	*
Impairment of assets	—	0.04	—
Acquisition related expense	0.01	0.02	—
Shareholder proxy advisement fees	*	—	0.01
Legal costs for SEC and FCPA matters	*	—	0.01
Non-GAAP net loss per diluted share	$(0.23)	$(0.23)	$(0.14)
Weighted Average Diluted Common Shares Outstanding used for:
GAAP net loss	32,197	31,995	31,650
Non-GAAP net loss	32,197	31,995	31,650

*	Net income (loss) effect of this reconciling item was less than $0.01 per share.